UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 2012

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On March 8, 2012, Simon Property Group, L.P. (“Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, RBS Securities Inc. and UBS Securities LLC (collectively, the “Underwriters”), in connection with the public offering of $600,000,000 aggregate principal amount of the Operating Partnership’s 2.150% notes due 2017 (the “2017 Notes”),  $600,000,000 aggregate principal amount of the Operating Partnership’s 3.375% notes due 2022 (the “2022 Notes”) and $550,000,000 aggregate principal amount of the Operating Partnership’s 4.750% notes due 2042 (the “2042 Notes” and, together with the 2017 Notes and 2022 Notes, the “Notes”).  The offering of the Notes closed on March 13, 2012.

The Notes will be issued pursuant to the twenty-seventh supplemental indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”) dated as of November 26, 1996, between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.  For a description of the material terms of the Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-179874-01), the prospectus dated March 2, 2012, and the related prospectus supplement dated March 8, 2012.

A copy of the Underwriting Agreement and the form of Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.  The Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The 2017 Notes bear interest at a rate of 2.150% per annum and mature on September 15, 2017.  The 2022 Notes bear interest at a rate of 3.375% per annum and mature on March 15, 2022.  The 2042 Notes bear interest at a rate of 4.750% per annum and mature on March 15, 2042.  Interest is payable semi-annually in arrears on March 15 and September 15, beginning September 15, 2012 (each, an “Interest Payment Date”).  Interest will be paid to holders of record of such Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may, at its option, redeem the Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of the Notes to be redeemed.  The Notes will be redeemable at a price equal to the principal amount of such series of Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Supplemental Indenture (unless the 2017 Notes are redeemed on or after June 15, 2017,  the 2022 Notes are redeemed on or after December 15, 2021 and the 2042 Notes are redeemed on or after September 15, 2041, in which case no “make-whole” premium will be payable).

The Supplemental Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Supplemental Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the form of Supplemental Indenture (including the form of notes attached thereto).

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of March 8, 2012 among Simon Property Group, L.P., J.P. Morgan Securities LLC, RBS Securities Inc. and UBS Securities LLC.

Exhibit 4.1

Form of Twenty-Seventh Supplemental Indenture to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $600,000,000 aggregate principal amount of 2.150% Notes due 2017 (included in Exhibit 4.1 hereto).

Exhibit 4.3	Form of $600,000,000 aggregate principal amount of 3.375% Notes due 2022 (included in Exhibit 4.1 hereto).

Exhibit 4.4	Form of $550,000,000 aggregate principal amount of 4.750% Notes due 2042 (included in Exhibit 4.1 hereto).

Exhibit 5.1	Opinion of Faegre Baker Daniels LLP.

Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Registrant’s Annual Report on Form 10-K for 2011 filed with the Securities and Exchange Commission on March 2, 2012).

Exhibit 23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 13, 2012

SIMON PROPERTY GROUP, L.P.

	By:	Simon Property Group, Inc., the sole General Partner

		By:	/s/ Steven K. Broadwater
Steven K. Broadwater
Senior Vice President and
Chief Accounting Officer